                                                                   Exhibit 10.17


[NOTE: CERTAIN PORTIONS OF THIS DOCUMENT HAVE BEEN MARKED TO INDICATE THAT CONFIDENTIALITY HAS BEEN REQUESTED FOR THIS CONFIDENTIAL INFORMATION. THE CONFIDENTIAL PORTIONS HAVE BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.]


                                     SIMBEC

                          CLINICAL RESEARCH AGREEMENT


This Clinical Research Agreement is made by and between SIMBEC RESEARCH LIMITED ("Simbec"),
A United Kingdom corporation and INSPIRE PHARMACEUTICALS INC. ("Company").

Whereas, Simbec is engaged in the business of performing clinical research studies;

Whereas, Company is engaged in the development, manufacture, distribution and/or sale of pharmaceutical and medical products and desires to retain Simbec's services in conducting the study entitled [CONFIDENTIAL TREATMENT REQUESTED], in accordance with the terms and conditions herein;

Now, therefore, in consideration of the mutual covenants herein contained, the parties agree as follows:

ARTICLE 1 - DEFINITIONS

1.1 "Protocol" - A plan which governs how the study will proceed for a particular project. A protocol includes, but is no limited to, a description of how many subjects will be evaluated and how and what information will be obtained from subjects. A protocol is identified by the specific protocol or project number.

1.2 "Facilities" -Clinical facility designated in a protocol where subjects involved in the study receive treatment and where data are collected.

1.3 "Case Report Form (CRF)" - A collection of documents designed specifically for recording data as required under a protocol. A CRF is created and completed for each subject involved in the study.

ARTICLE II - ENGAGEMENT OF SIMBEC TO MANAGE THE STUDY;  TRANSFER OF
OBLIGATIONS

2.1  Study Protocol
Simbec will review the clinical protocol.

2.2  CRF Development

Simbec will provide Company with paper Case Report Forms (CRFs) for this study. The CRFs will be printed on NCR paper and the Company will review all drafts and approve the final version of the CRFs before printing. Similarly, Informed Consent Forms will be prepared by Simbec and are subject to the Company's approval.

2.3  Program Database

Simbec agrees to determine necessary requirements, prepare database specifications, program the database, validate the database prior to data entry, verify database output after data entry is complete and store the database by archiving it according to Simbec's business practices. Simbec agrees to provide Company with a complete copy of the final electronic database in PC SAS (R) and/or Excel (R) format promptly at the conclusion of the study. Simbec will perform coding of adverse events using COSTART dictionary.

2.4  Perform Double Data Entry

Simbec agrees to enter manually all information contained in each CRF twice, by two (2) different individuals, into the study database to compare the two (2) data sets to ensure that the data entered are identical and to identify and correct any data entry discrepancies. If the central laboratory does not provide validated electronic data, Simbec agrees to enter manually data received on hard copy for the central laboratory twice, by two (2)different individuals, into a database for the laboratory data, to compare the two (2) data sets to ensure that the data entered are identical; and to identify and correct any data entry discrepancies. If any data entry discrepancies require resolution by the clinical facility, Simbec will prepare and submit data queries to the clinical facility. Simbec agrees to complete data entry and issue all necessary data queries to the clinical facility within four (4) weeks of receipt of the final case report form. Simbec will ensure that database edits are completed and the database is closed and declared clean within one (1) week after receipt of the final completed data query from the clinical facility.

2.5  Biostatistical Analysis and Reporting
Simbec will produce a study safety summary within one week of completion of each study cohort. The safety summary will include:

     -  Listings of all adverse events recorded for each cohort.
     -  Listings of all ocular assessments recorded for each cohort.
     -  A tolerance assessment by the investigating physician.

Simbec will conduct the final analysis of study data according to the statistical analysis plan based on the protocol developed using SAS and Excel programs and formulae used in all statistical analysis. Preliminary tables for Company's review of format and data listings will be provided before the database has been closed.

2.6  Data Management

Simbec will provide Company with Data Handling Manual or equivalent which will include computer programming for appropriate data edit checks. Simbec will also provide Company with CRFs annotated with SAS variable names used in data management and statistical analysis.

2.7  Communication with the Company

Simbec agrees to conduct liberal, routine communications with Company by telephone, facsimile, e-mail, or correspondence and will promptly inform Company of any unusual occurrences in the conduct of the study. In person visits to Company's facilities are not included in the price estimate for the study and, if required, will be billed separately at Simbec's hourly rate, plus travel expenses.

2.8  Laboratory Analysis
Laboratory analysis, subject assessments and reports thereof will be provided as detailed in the Protocol.

1)  Simbec agrees to provide data associated with subject screening; and
2) Simbec agrees to provide the physical examinations of the subjects and reports thereof as described in the Protocol

2.9  Provide Quality Control
Simbec agrees to perform quality control during the study by conducting quality reviews according to Simbec's SOPS.

2.10     Additional Reporting, Reports or Audits
If Company requests any additional reporting, reports or audits by Simbec, Company agrees to pay Simbec its hourly rate for these additional reports, reporting or audits.

2.11     Regulatory Compliance
The Study will performed by Simbec to Good Laboratory Practice (GLP) and Good Clinical Practice (GCP) regulations and guidelines as appropriate.
It is understood that Simbec is responsible for obtaining ethics committee approval, this approval is a pre-requisite to proceeding with the Study.

2.12 Conduct of Study
Simbec agrees to conduct the study in strict accordance with the study protocol and in compliance with the applicable International Committee of Harmonization guidelines, United Kingdom Medicines Control Agency guidelines, Good Clinical Practice and the United States Food and Drug Administration's Code of Federal Regulations section 21, parts 50 and 56. Simbec agrees to maintain complete records of the disposition of study drug, including dates and quantities used by the subjects. Simbec agrees to prepare and maintain complete and accurate case histories to record all observations and other data pertinent to the study on each study subject.

2.13 Study Monitoring
During the study period, Simbec will monitor the progress of the Study to determine whether the study is being conducted in accordance with the provisions specified herein under Section 2.12 (Conduct of Study). Simbec will conduct a 100%audit of case report form data and communicate changes necessary to correct and reduce discrepancies and errors. Upon completion of each monitoring visit, Simbec will provide to Company a written report of the observations of the visit and the progress of the study.

ARTICLE III - COMPANY'S OBLIGATIONS

3.1 Regulatory Compliance
Company will obtain regulatory approval for the study under the laws of the United Kingdom.

3.2 CRF Development
Company agrees to consult with and provide any needed information to assist Simbec with the preparation of a template CRF. Company also agrees to notify Simbec of its approval of the final CRF template and identify which version of the, CRF template it has approved.

3.3 CRF Printing
Company agrees to consult with and provide any needed information to assist Simbec with the preparation of a template CRF. Company also agrees to notify Simbec of its approval of the final CRF template and identify which version of the, CRF template it has approved.

3.4 Communication with Simbec
Company agrees to conduct routine communications with Simbec by telephone, facsimile, email, or correspondence.

3.5 Notify FDA of Serious and Unexpected Adverse Events
The Company agrees that the reporting of all "serious and unexpected adverse events" to the FDA, as required by the laws of the United States, will be the sole responsibility of the Company. Simbec will notify Company of each serious or unexpected adverse event within 24 hours of its knowledge of the event using the Serious Adverse Event Report form provided by the Company.

3.6 Study Monitoring and/or Site Audits
During the study period, Company may monitor the progress of the Study to determine whether the study is being conducted in accordance with the provisions specified herein under Section 2.12 (Conduct of Study). Access to subject medical records and study documentation will be necessary for monitoring and/or site auditing purposes. Simbec's records and medical information gathered during this study will be reviewed by representatives of Company and may also be disclosed to the appropriate regulatory authorities, including the United States Food and Drug Association and the Local Research Ethics Committee.

3.7 Pay Simbec for its Services and Total Costs of the Study
Company agrees to pay Simbec for all of Simbec's work on and services for the study and to pay all of the total costs for the study as specified in this agreement and according to the provisions below:

3.7.a Price Estimate for the Study
Company understands and hereby acknowledges that Exhibit 1 attached to this agreement is a list of specific activities for the study and a price estimate for each phase of the study which has been created by Simbec. Company acknowledges that Exhibit 1 is an estimate of the total price of the study. Simbec agrees that the total cost, as set forth in Exhibit 1, shall not exceed [CONFIDENTIAL TREATMENT REQUESTED] (excluding VAT and additional charges detailed in Exhibit 1). Simbec agrees that the invoices submitted to the Company for the work performed for the study will be fully itemized. In the event that the study costs exceed the budget set forth in Exhibit 1, Simbec will notify Company, in writing, to request approval of additional costs.

3.7.b Payment Schedule
Company agrees to pay for actual work on and services for the study as outlined in Exhibit I attached hereto in the following manner:

[CONFIDENTIAL TREATMENT REQUESTED]

All payments will be made by Company to Simbec within 30 days of receipt of invoice.

ARTICLE IV - CONFIDENTIALITY

In consideration for each others' promises and obligations herein, Simbec agrees that they will not disclose to third parties any non-public information relating to the study, Company's involvement in the study, any non-public information about the pharmaceutical products in the study, unless they are required to do so under the law. Simbec may disclose need-to-know information to a third party only if they have signed a confidentiality agreement with Simbec that is equivalent to the agreement that was signed between Simbec and the Company. Simbec will not publish any information related to the study without prior written authorization from Company. Simbec will notify company in writing of any such disclosure at least fifteen (15) days in advance of making such disclosure.

Exceptions to Confidentiality Provisions
Except as otherwise expressly provided in this agreement, the preceding paragraph shall not apply to any Confidential Information that Simbec can prove conclusively (a) has been published in writing and has become, prior to the time of use or disclosure by Simbec, a part of the public domain other than by reason of any acts or omissions by possession or knowledge, prior to the time of Simbec's use or disclosure, by any third party (other than those acting for or on behalf of Inspire) as a matter of legal right and without restriction on use or disclosure, (b) was in Simbec's possession or actually known by Simbec prior to commencement of Simbec's engagement with Inspire, as a matter of legal right and without restriction on use and disclosure and was not acquired by Simbec or any of Simbec's employees representatives or contractors directly or indirectly from Inspire, or (c) was required to be disclosed by Simbec to comply with applicable laws or regulations or with a court or administrative order final beyond the possibility of appeal or other review, provided that Inspire received prior written notice of such disclosure and that Simbec takes all reasonable and lawful actions to obtain confidential treatment for such disclosure and, if possible, to minimize the extent of such disclosure. For purposes of this Agreement, no information shall be deemed to be in the public domain or in Simbec's possession or knowledge or in the possession or knowledge of any of Simbec's employees, representatives or contractors merely because such information is embraced by more general information in the public domain or in the possession or knowledge of any of the foregoing.

ARTICLE V - ASSIGNMENT

This Agreement is for the benefit of and shall bind the parties hereto and their respective successors and assigns provided, however, that neither this Agreement nor any benefit hereunder may be assigned or otherwise transferred by either party to any third party without the prior written consent of the other party.

ARTICLE VI - NOTICES

Written communications and any notice which is required to be given hereunder may be sent by facsimile, e-mail, delivered by courier services or mailed by prepaid registered post, addressed as follows:

TO: Inspire Pharmaceuticals, Inc.
4222 Emperor Boulevard, Suite 470
Durham, North Carolina 27703
United States of America
Attention:  Ben Yerxa Ph. D.
Facsimile: (919) 941-9797

TO:  Simbec Research Limited
Merthyr Tydfil Industrial Park
Merthyr Tydfil
Mid Glamorgan CF48 4DR
United Kingdom
Attention:  Mark Cooper
Facsimile: 011-44-1443-692494

Any written communication or notice so delivered shall be deemed to have been received by the addressee at the time and date when actually delivered, or in any event within ten (10) days after posting in the manner provided herein, provided no postal disruption shall exist. Written documents or notices sent by wire communications (i.e., facsimile transmission, etc.) shall be deemed to have been received by the addressee at the time and date when actually sent with evidence of transmission. The above addresses may be changed at any time by giving prior written notice.

ARTICLE VII - INTELLECTUAL PROPERTY OWNERHSIP

All Study data collected during the conduct of the Study Protocol shall be and remain the exclusive property of company. Further, any ideas, know-how, inventions, processes or other intellectual property which are generated under or in connection with the Study shall belong to and shall be the sole and exclusive property of the Company and that Simbec will take all reasonable steps required to protect such ownership rights for the Company.

ARTICLE VIII - IDEMNIFICATION

8.1 Simbec carries "No Fault" insurance to compensate for injury, accident, ill health or death caused by participation in clinical trials without regard to proof of negligence and without delay. Where there is any doubt over causation the benefit of doubt will be given to the claimant.

8.2 Simbec is indemnified under this policy against professional negligence in the form of injuries or damages caused by failure to exercise all proper and reasonable care and skill in the conduct of the Project.

8.3 the Company undertakes to provide product liability cover against injury and damages arising from the use of products in the Project.

8.4 Simbec shall inform the Company of any claims or legal actions arising out the Project without delay.

8.5 The obligations of Simbec and the Company under these Indemnity clauses shall commence at the commencement of the Project and continue in perpetuity.

8.6 Provisions for arbitration in the event of disagreement must be agreed with Simbec who shall arrange for a Barrister of at least ten years standing to be appointed by the Royal College of Physicians as arbiter.

8.7 The Company agrees to indemnify and hold harmless Simbec from and against any loss, damage, cost or expense (including reasonable legal fees) suffered or incurred by Simbec arising out of any claim or proceedings in respect of death or bodily injury to Subjects recruited to the Project caused by participation in the Project unless such loss, damage, cost or expense is due either to the failure of Simbec to conduct the Project in accordance with the Protocol or is as a result of Simbec's negligence, willful default, failure or omission whether by itself, its employees, servants or agents.

8.8 The Company agrees to indemnify and hold harmless the Principal Investigator
from and against any      loss, damage, costs or expenses (including reasonable
legal fees) suffered or incurred by the Principal     Investigator arising our
of any claims or proceedings in respect of death or bodily injury to Subjects recruited to the Project caused by participation in the Project unless such loss, damage, cost or expense is due either to the failure of the Principal Investigator to conduct the Project in accordance with the Protocol or is as a result of the Principal Investigator's negligence, willful default, failure or omission whether by itself, its employees, servants or agents.

8.9 Simbec agrees to indemnify and hold harmless the company from and against any loss, damage, cost or expense (including reasonable legal fees) suffered or incurred by the Company arising out of any claims or proceedings in respect of death or bodily injury to Subjects recruited to the Project caused by Simbec's negligence, willful default, failure or omission in the conduct of the Project whether by itself, its employees, servants or agents.

8.10 The foregoing clauses, 8.1-8.9, are in accordance with The Clinical Trial Compensation Guidelines of The Association of the British Pharmaceutical Industry.

ARTICLE IX - REFUND PAYMENT FOR ITS SERVICES FOR ERROR AND OMISSION CLAIMS

In the event of errors or omissions caused by the negligence or intentional misconduct of Simbec that render a study unacceptable to the United States Food and Drug Administration, the parties agree that Simbec's sole obligation to Company is to promptly refund all payments Company made to Simbec for Simbec's work on or services for the study, exclusive of reasonable costs that may have been paid to Simbec for travel expenses, copying, study supplies and other similar variable costs not related to the conduct of the study. If FDA rejects the study for any reason other than the negligence or intentional misconduct of Simbec or the violation of any law, rule or regulation of applicable governmental authority, the parties agree that Simbec has no obligation to Company to refund any payments. The parties also agree that Simbec is not liable or responsible for consequential, indirect, or economic damages, however caused, including but not limited to lost profits. Company hereby acknowledges that consequential, indirect and economic losses are contingent and hypothetical and therefore the parties agree that as liquidated damages, Simbec shall be liable only for an amount of money equal to the payments it has received for its work on and services for the Study.

ARTICLE X - BINDING AND FINAL ARBITRATION

In consideration for each others `promises and obligations herein, the parties agree that if at any time any question, dispute, or difference arises between Company and Simbec or Company and Simbec regarding the study agreement, the matter will be submitted to binding and final arbitration in North Carolina, United States. Such Arbitration shall be held pursuant to the rules of the American Arbitration Association.

ARTICLE XI - EFFECTIVE DATES

This agreement is effective the day it has become signed by each of the parties. The agreement remains effective until the study is completed, terminated, or after ninety (90) days from the submission of the final data for the study. The proposed time schedule for the study is shown in Appendix 2.

ARTICLE XII - FORCE  MAJEURE

No party shall be in breach of this agreement because of an act of God, fire, storm, explosion, government legislation or regulation, war, civil commotion, strike, insurrection, embargo, energy shortage or failure or any other reason beyond the control of either party. The parties agree to notify each other promptly of any force majeure that will effect the party's ability to perform as required under this agreement.

ARTICLE XIII - WAIVER

No breach of any provision of this agreement by the parties can be waived unless the waiver is in writing. Waiver of one breach shall not be deemed a waiver of any other breach of the same or any other provision.

ARTICLE XIV - POSTPONEMENT, CUBTAILMENT/EARLY TERMINATION

In the event of postponement of the Project by the Company after scheduled dates for commencement have been agreed by both parties, Simbec shall be reimbursed for all reasonable additional costs incurred, including subject screening costs, etc. Further, [CONFIDENTIAL TREATMENT REQUESTED].

The company shall have the privilege of curtailing or terminating the study immediately upon written notice to Simbec. Simbec reserves the right to terminate without notice or penalty the study where Simbec deems necessary:

a. in the interest of subject safety;

b. in order to comply with the requirements of any governmental agency, board or department; and

c. in order to comply with the decision of any judicial authority.

In the event of termination, the Company shall pay Simbec for that proportion of the price of the project represented by the work Simbec have completed or is irrevocably obligated to complete. Further, additional costs associated with loss of revenue are payable, [CONFIDENTIAL TREATMENT REQUESTED].

The termination or curtailment of this Agreement shall not relieve either party of its obligation to the other in respect of (i.) maintaining confidentiality,
(ii) obtaining consent for advertising and publication. (iii) indemnification. (iv.) compensation for services performed and, (v.) appropriate reporting of any data obtained.

ARTICLE XV - ENTIRE AGREEMENT

The provisions of this agreement and the attachments hereto constitute the final and entire agreement between the parties. All prior negotiations, statements, agreements and understandings between the parties are hereby canceled and superseded by this agreement.

ARTICLE XVI - ACKNOWLEDGEMENT OF REVIEW AND UNDERSTANDING

Each party acknowledges and represents that it has read and fully understands and agrees to all provisions contained in this agreement and has had the opportunity to review and revise this agreement and the exhibits attached hereto.

ARTICLE XVII - EXECUTION

The parties agree that this agreement and its exhibits may be executed in two or more counterparts, each of which is deemed to be one and the same instrument.


Signed:   /s/ Mark Cooper            /s/ Christy L. Shaffer
          ---------------            ----------------------

Name:      Mark Cooper               Christy L. Shaffer, PhD

Title:     Research Manager          President and CEO

Date:          26 Aug 99                      8/30/99
           -------------------       ---------------------------

For:       Simbec Research Ltd       Inspire Pharmaceuticals Ltd

                                   APPENDIX 1

                           Exhibit 1: Cost Quotation

                                   QUOTATION

     Dr Ben Yerxa                                 SIMBEC LOGO
To:  Inspire Pharmaceuticals Inc
     4222 Emperor Boulevard                         SIMBEC
     Suite 470
     Durham
     NC  27703
     USA

DATE:          09 JULY 1999
QUOTATION NO:  RD580/22385  (Issue 2)

     COSTS OF A DOUBLE-MASKED, RANDOMISED, PLACEBO-CONTROLLED, RISING DOSE STUDY OF MULTIPLE OCULAR INSTILLATIONS OF INS 365 OPTHALMIC SOLUTION IN
                 PATIENTS WITH MILD TO MODERATE DRY EYE DISEASE


                   Item                   Hours    Events      Unit         Per       Number       Total
                                                              Price/                             ((Pounds)
                                                             Hr Rate                             Sterling)
-----------------------------------------------------------------------------------------------------------
1            Protocol Design                                         *     Study
             Protocol Review                                                                 1            *
                                                                                     sub-Total            *
-----------------------------------------------------------------------------------------------------------

2           Case Record Forms
            CRF Design                                               *     Page             24            *
            CRF Review                                               *      CRF             62            *
            CRF Binding & Printing - Triplicate                      *     Page           1488            *
                                                                                     sub-Total            *
-----------------------------------------------------------------------------------------------------------

3           Ethics/Regulatory
            Presentation to LRECs                                    *   Per LREC            2            *
            Presentation to Simbec Ethics                            *   Study               1            *
            Committee                                                                sub-Total            *
-----------------------------------------------------------------------------------------------------------

4           Patients
            Patient Recruitment                                      *    Subject           62            *
            Patient Screening:  pre Study                            *    Subject           62            *
            Opthalmic/Slit Lamp/IO Pressure                          *    Subject           62            *
            Examinations                                             *    Subject           62            *
            Patient Screening:  post Study                           *    Subject           62            *
            Patient Payments                                                         sub-Total            *
-----------------------------------------------------------------------------------------------------------

5           Pharmacy
            Trial Supplies Administration                            *     Study             1            *
            Dosing                                                   *  Study Phase          4            *
                                                                                     sub-Total            *
-----------------------------------------------------------------------------------------------------------

                                                                           Carried forward                *
                                                                      -------------------------------------

*    [CONFIDENTIAL TREATMENT REQUESTED]



                            SIMBEC RESEARCH LIMITED
                     Merthyr Tydfil CF48 4DR United Kingdom
                   Tel: +(0) 1443 690977 Fax +(0) 1443 692494

Protocol No. 03-102                                                        10/14

                                                    Simbec [Logo]

                                                        SIMBEC

                                                        Page 2
         RD580/22385  (Issue 2)

     COSTS OF A DOUBLE-MASKED, RANDOMISED, PLACEBO-CONTROLLED, RISING DOSE STUDY OF MULTIPLE OCULAR INSTILLATIONS OF INS 365 OPTHALMIC SOLUTION IN
                 PATIENTS WITH MILD TO MODERATE DRY EYE DISEASE

                        Item                       Hours  Events  Unit Price/       Per        Number         Total
                                                                    Hr Rate                                 ((Pounds)
                                                                                                            Sterling)
-----------------------------------------------------------------------------------------------------------------------
-----------------------------------------------------------------------------------------------------------------------
                                                                                   Brought forward              *
-----------------------------------------------------------------------------------------------------------------------
6          Study Conduct, Supervision, etc
      (1) Per Group of 8 Subjects (Cohorts 1-4)
            In-House Overnight Pre Dosing              4                    *      Days               1               *
                   Main Study Days                    48                    *      Days               1               *
                  Minor Study Days                     8                    *      Days               1               *
                 Medical Supervision                   8                    *      Days               1               *
    Opthalmic/Slit Lamp/IO Pressure Examinations                            *  Patient/Event         40               *
                    Bed occupancy                              8            *   Patient/Day           2               *
                      Catering                                 8            *   Patient/Day           2               *
                                                                                              sub-Total               *
-----------------------------------------------------------------------------------------------------------------------

                   Per Cohorts 1-4                                                            sub-Total               *
-----------------------------------------------------------------------------------------------------------------------
           Study Conduct, Supervision, etc
       (II) Per Group of 6 Subjects (Cohort 5)
            In-House Overnight Pre Dosing              4                    *      Days               1               *
                   Main Study Days                    40                    *      Days               1               *
                  Minor Study Days                     8                    *      Days               1               *
                 Medical Supervision                   8                    *      Days               1               *
    Ophthalmic/Slit Lamp/IO Pressure Examinations                           *  Patient/Event         30               *
                    Schirmar test                                           *  Patient/Event        120               *
                    Bed occupancy                              6            *   Patient/Day           2               *
                      Catering                                 6            *   Patient/Day           2               *
                                                                                              sub-Total               *
-----------------------------------------------------------------------------------------------------------------------

                    Per Cohort 5                                                              sub-Total               *
-----------------------------------------------------------------------------------------------------------------------
             Principal Investigator fees                                    *      Study              1               *
-----------------------------------------------------------------------------------------------------------------------
                      Per Study                                                               sub-Total               *
-----------------------------------------------------------------------------------------------------------------------
7           Pre-Study Laboratory Testing
       Biochemistry/Haematology/Urinalysis/DoA                              *    Specimen         45.00               *
                      Virology                                              *    Specimen         22.00               *
                                                                                              sub-Total               *
-----------------------------------------------------------------------------------------------------------------------
                                                                                              sub-Total               *
-----------------------------------------------------------------------------------------------------------------------
8           Post Study Laboratory Testing
         Biochemistry/Haematology/Urinalysis                                *    Samples @        30.00               *
                                                                                              sub-Total               *
-----------------------------------------------------------------------------------------------------------------------
9               Meetings with Sponsor
           Meetings/Monitoring attendance                                   *     Meeting             4               *
                                                                                              sub-Total               *
-----------------------------------------------------------------------------------------------------------------------


                                                                                   Carried forward                    *
                                                                             ------------------------------------------

*    [CONFIDENTIAL TREATMENT REQUESTED]
                            SIMBEC RESEARCH LIMITED
                     Merthyr Tydfil CF48 4DR United Kingdom
                   Tel: +(0) 1443 690977 Fax +(0) 1443 692494

Protocol No. 03-102                                                        11/14

                                                         Simbec [Logo]

                                                            SIMBEC

                                                            Page 3
          RD580/22385 (Issue 1)

     COSTS OF A DOUBLE-MASKED, RANDOMISED, PLACEBO-CONTROLLED, RISING DOSE STUDY OF MULTIPLE OCULAR INSTILLATIONS OF INS 365 OPTHALMIC SOLUTION IN
                 PATIENTS WITH MILD TO MODERATE DRY EYE DISEASE


                      Item                   Hours  Events  Unit Price/      Per         Number          Total
                                                              Hr Rate                                  ((Pounds)
                                                                                                       Sterling)
-------------------------------------------------------------------------------------------------------------------
-------------------------------------------------------------------------------------------------------------------
                                                                              Brought forward              *
-------------------------------------------------------------------------------------------------------------------
 10              Data Management
      Database and Data Entry Screen design     16                    *     Study                1                *
           CRF Page Double Data Entry                                 *   CRF Page            1488                *
      Data Validation, queries & resolution                           *      CRF                62                *
                 Study Close out                                      *    Subject              62                *
                  Database lock                                       *     Study                1                *
              Statistical Analysis              30                    *     Study                1                *
                                                                                         sub-Total                *
-------------------------------------------------------------------------------------------------------------------
 11             Quality Assurance
            Protocol, CRF and Reports           12                    *     Study                1                *
                Study Monitoring                16                    *     Study                1                *
                                                                                         sub-Total                *
-------------------------------------------------------------------------------------------------------------------
 12                  Reports
           Final Study Report Writing           35                    *     Study                1                *
          Final Study Report production         20                    *     Study                1                *
                                                                                         sub-Total                *
-------------------------------------------------------------------------------------------------------------------
 13            Project Management
                                                80                    *     Study                1                *
                                                                                         sub-Total                *
-------------------------------------------------------------------------------------------------------------------
                                                                         TOTAL ((Pounds) Sterling)                *
-------------------------------------------------------------------------------------------------------------------

*    [CONFIDENTIAL TREATMENT REQUESTED]

Additional:    1.   Patient referral Costs and Screening Payments @
                    (Pounds)250.00 per patient eligible for screening
               2.   Packaging and Shipment of Samples/Trial Supplies - at cost plus * handling charge.



                              QUOTATION ACCEPTANCE

  I/We accept this quotation and wish the study to proceed subject to contract

Signed: /S/ Christy L. Shaffer               Position in Company: Pres & CEO
        ----------------------                                    -----------
Date: 8/30/99
     ----------



                            SIMBEC RESEARCH LIMITED
                     Merthyr Tydfil CF48 4DR United Kingdom
                   Tel: +(0) 1443 690977 Fax +(0) 1443 692494
           VAT No.: GB 289 0833 21 Registered in England No. 1191772

Protocol No. 03-102                                                       10/14

                                   APPENDIX 2


                                 Study Schedule

                         Protocol No 03-102 RD580/22385

                                 Study Schedule



               Dose first subject:       *


               Complete dosing
               of cohorts 1-4:           *


               Dispatch safety summary
               for cohorts 1-4:          *


               First dose of cohort 5:   *


               Dose final subject:       *


               Lock database:            *


               Dispatch draft report:    *


               Dispatch final report:    Two weeks after receipt of sponsor
                                         comments on draft report.







     *[CONFIDENTIAL TREATMENT REQUESTED]